Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
AquaVenture Holdings Limited:

We consent to the use of our report dated August 5, 2015, with respect to the balance sheets of Macke Water Systems, Inc. as of April 18, 2014 and December 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2014 through April 18, 2014 and for the year ended December 31, 2013, incorporated by reference herein.

We consent to the use of our report dated August 11, 2015, with respect to the balance sheets of Quench USA, Inc. as of June 6, 2014 and December 31, 2013, and the related statements of operations, stockholder’s equity and cash flows for the period January 1, 2014 through June 6, 2014 and for the year ended December 31, 2013, incorporated by reference herein.

We consent to the use of our report dated August 5, 2015, with respect to the balance sheets of Atlas Watersystems, Inc. as of June 16, 2014 and December 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2014 through June 16, 2014 and for the year ended December 31, 2013, incorporated by reference herein.

/s/ KPMG LLP

Providence, Rhode Island
October 4, 2016